Exhibit 4.2

AMENDMENT NO. 3 TO THE

AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

OF

DB COMMODITY INDEX TRACKING MASTER FUND

This Amendment No. 3 (“Amendment No. 3”) to the Amended and Restated Declaration of Trust and Trust Agreement dated as of December 1, 2005 (the “Declaration of Trust”) of DB Commodity Index Tracking Master Fund (the “Master Fund”) by and among DB Commodity Services LLC (the “Managing Owner”), Wilmington Trust Company and DB Commodity Index Tracking Fund.

WHEREAS, the Managing Owner has determined that the Master Fund will (i) replace the current index, Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ with Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™ (the “Index”) and (ii) commence tracking the Index on October 19, 2009;

WHEREAS, the Managing Owner wishes to amend the Declaration of Trust pursuant to Section 11.1(b)(iii) thereof to give effect to the adoption of a new definition of the term “Index” and the replacement of Exhibit B as provided below, both effective as of October 19, 2009.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Declaration of Trust is amended as follows:

1.	The definition of “Index” shall be amended and replaced in its entirety as follows:

“‘Index’ means the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™ more fully described in Exhibit B hereto, as it may be amended from time-to-time.”

2.	Exhibit B to the Declaration of Trust shall be amended and replaced in its entirety with Exhibit A attached hereto.

3.	This Amendment No. 3 to the Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware.

4.	Terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Declaration of Trust, as amended.

Remainder of page left blank intentionally.

IN WITNESS WHEREOF, this Amendment No. 3 has been executed for and on behalf of the undersigned as of the 30th day of September, 2009.

DB COMMODITY SERVICES LLC, as
Managing Owner

By:	/s/ Martin Kremenstein
Name:	Martin Kremenstein
Title:	Chief Operating Officer

By:	/s/ Michael Gilligan
Name:	Michael Gilligan
Title:	Principal Financial Officer

Acknowledged:
WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee of the Master Fund

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Vice President

2

Exhibit A

3

Exhibit B

AMENDED AND RESTATED

DESCRIPTION OF THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™

Deutsche Bank Liquid Commodity IndexTM – Optimum Yield Diversified and DBLCI Diversified IndexTM are trademarks of Deutsche Bank AG. Any use of these marks must be with the consent of or under license from the Index Sponsor (as defined below).

INTRODUCTION

Pursuant to paragraph 6 of the Description of the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ (the “Description”), which is Exhibit B to the Amended and Restated Declaration of Trust and Trust Agreement of the DB Commodity Index Tracking Master Fund, dated as of December 1, 2005, the Index Sponsor (as defined below) has made the determination that changes in regulatory circumstances (the “Changes”) affecting certain of the Index Commodities (as defined below) with respect to the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ (“DBLCI-OYER™”) have arisen, and, in the view of the Index Sponsor, such Changes necessitate the replacement of the DBLCI-OYER™.

Because of the Changes, the Index Sponsor has determined that the replacement index should include additional Index Commodities that are not currently part of the DBLCI-OYER™ in order to permit the replacement index to reflect, broadly and in proportion to historical levels, the world’s production and supplies of certain commodities (the “Index Commodities”) in light of the Changes. Therefore, the Index Sponsor is amending and restating the Description in full (the “Amended and Restated Description”) in order to replace the DBLCI-OYER™ with the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™.

1. GENERAL

The Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™ (the “DBLCI-OY Diversified ER™”) is intended to reflect, broadly and in proportion to historical levels, the world’s production and supplies of certain commodities (the “Index Commodities”). The Index Commodities are (1) Light, Sweet Crude Oil (WTI), (2) Heating Oil, (3) RBOB Gasoline, (4) Natural Gas, (5) Brent Crude, (6) Gold, (7) Silver, (8) Aluminum, (9) Zinc, (10) Copper Grade A, (11) Corn, (12) Wheat, (13) Soybeans, and (14) Sugar. Each Index Commodity is represented in the DBLCI-OY Diversified ER™ as an index with respect to that specific Index Commodity (“Single Commodity Index”). Each Single Commodity Index is assigned a weight (the “Index Base Weight”) which is intended to reflect the world’s production and supplies of each such Index Commodity.

The DBLCI-OY Diversified ER™ has been calculated back to a base date (the “Base Date”) of September 3, 1997. On the Base Date the closing level of the DBLCI-OY Diversified ER™, or Closing Level, was 100.

The sponsor of the DBLCI-OY Diversified ER™ is Deutsche Bank AG London (the “Index Sponsor”).

Single Commodity Index	Index Base Weight (%)	Exchange which Trades Index Commodity
Light, Sweet Crude Oil (WTI)	12.375	NYMEX
Heating Oil	12.375	NYMEX
RBOB Gasoline	12.375	NYMEX
Natural Gas	5.500	NYMEX
Brent Crude	12.375	ICE-UK
Gold	8.000	COMEX
Silver	2.000	COMEX
Aluminum	4.167	LME
Zinc	4.167	LME
Copper Grade A	4.167	LME
Corn	5.625	CBOT
Wheat	5.625	CBOT
Soybeans	5.625	CBOT
Sugar	5.625	ICE-US

Closing Level on Base Date:	100.00

Legend: NYMEX: New York Mercantile Exchange; ICE-UK: ICE Futures Europe; COMEX: Commodity Exchange Inc., New York; LME: The London Metal Exchange Limited; CBOT: Board of Trade of the City of Chicago Inc; ICE-US: ICE Futures U.S., Inc.

Each Single Commodity Index of the DBLCI-OY Diversified ER™ employs a rule-based approach when it ‘rolls’ from one futures contract to another for each Index Commodity. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Single Commodity Index rolls to the futures contract which generates the maximum ‘implied roll yield.’ The futures contract having a delivery month within the next thirteen months which generates the highest implied roll yield will be included in each Single Commodity Index. As a result, each Single Commodity Index is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contango market. Assuming the spot price does not change, this would result in the futures contract price decreasing. The opposite is true in a backwardated market. A contango market will tend to cause a drag on each Single Commodity Index while a backwardated market will tend to cause a push on a Single Commodity Index.

DBLCI-OY Diversified™ is calculated in USD on both an excess return (unfunded) and total return (funded) index levels.

The futures contract price for each Index Commodity (and each Single Commodity Index) will be the exchange closing prices for such Index Commodity on each weekday when banks in New York, New York are open (“Index Business Days”). If a weekday is not an Exchange Business Day but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is (or, but for the occurrence of an Index Disruption Event, as provided in paragraph 3, or Force Majeure Event, as provided in paragraph 4, would have been) a trading day for such Index Commodity on the relevant Exchange, as defined in paragraph 3.

2. INDEX CALCULATION AND RULES

DBLCI-OY Diversified ER™ Index Calculation

The DBLCI-OY Diversified ER™ calculation is expressed as the weighted average return of the underlying Single Commodity Indices.

Where:

IL(t,c,rt)	=	Index level on day t in currency c with return type rt
IL(d,c,rt)	=	Index level on last rebalancing day d in currency c with return type rt
CIL(t,c,rt)	=	Component Single Currency Index level for commodity cf on day t in currency c with return type rt
CIL(d,c,rt)	=	Component Single Currency Index level for commodity cf on last rebalancing day d in currency c with return type rt
w(d,cf)	=	Weight of commodity cf on last rebalancing day d

The DBLCI-OY Diversified ER™ is re-weighted on an annual basis on the 6th Index Business Day of each November.

The excess return calculation of the DBLCI-OY Single Commodity Indices is equal to the percentage change of the market values of the underlying Index Commodities with respect to each Single Commodity Index. Each Single Commodity Index will have two futures contracts on each Index Commodity throughout roll periods and one futures contracts on all other days.

Excess Return Calculation of DBLCI-OY Single Commodity Indices

The excess return calculation of the DBLCI-OY Single Commodity Indices in USD is expressed as:

Where:

ILer(t)	=	Excess Return Index level on day t
ILer(t-1)	=	Excess Return Index level on index calculation day t-1
PC(t,i)	=	Close price of commodity future i on day t
PC(t-1,i)	=	Close price of commodity future i on index calculation day t-1
N(t-1,i)	=	Notional holding of commodity future i on index calculation day t-1

Contract Selection

On the first New York business day of each month (the “Verification Date”) each Index Commodity futures contract currently in the Index is tested for continued inclusion in the Index based on the month in which the Index Commodity futures contract requires delivery of the underlying Index Commodity (the “Delivery Month”). If, on the Verification Date, the Delivery Month is the next month, a new Index Commodity futures contract is selected. For example, if the first New York business day is May 1, 2009, and the Delivery Month of an Index Commodity futures contract currently in the Index is June 2009, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each Index Commodity in the Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the maximum “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2009 and the Delivery Month of an Index Commodity futures contract currently in the Index is therefore June 2009, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2009 and June 2010. The implied roll yield is expressed as:

Where:

Y(t,i)	=	On any day t, the implied roll yield for entering into the commodity futures contract on an Index Commodity with exchange Delivery Month i
PC(t,b)	=	Close price of the base commodity future b
PC(t,i)	=	Close price of any eligible futures contract with exchange Delivery Month i
F(t,i,b)	=	Fraction of year between the base futures contract on b and the futures contract with exchange Delivery Month i. Calculated as number of calendar days between expiry dates divided by 365.
b	=	Base commodity future is the Index Commodity futures contract currently in the Index.

The futures contract on the Index Commodity with the maximum implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the exchange expiry month is selected.

Monthly Index Roll Period

After the futures contract selection, the monthly Single Commodity Index roll unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

If the old futures contract and the new futures contract are the same, then the contract will not be rolled and the notional holding is kept constant as follows:

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving the DBLCI-OY Single Commodity Indices and the new Index Commodities that are entering are different.

The notional holdings of the old Index Commodity i is expressed as:

The notional holdings of the new Index Commodity j is expressed as:

Where:

N(t-1,i)	=	Notional holding of old commodity future i on index calculation day t-1
N(t,i)	=	Notional holding of old commodity future i on index calculation day t
N(t-1,j)	=	Notional holding of new commodity future j on index calculation day t-1
N(t,j)	=	Notional holding of new commodity future j on index calculation day t
db(t)	=	Number of index business days in the month up to and including day t

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant as follows:

3. INDEX DISRUPTION EVENT

If an Index Disruption Event in relation to an Index Commodity continues for a period of five successive Exchange Business Days, the Index Sponsor will, in its discretion, either (i) continue to calculate the relevant Closing Price of each Index Commodity by reference to the Closing Price of the relevant Exchange Traded Instrument with respect to such Index Commodity on the immediately preceding Valid Date (as provided in the definition of the relevant Closing Price) for a further period of five successive Exchange Business Days or (ii) select:

(a)	an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in U.S. Dollars; or

(b)	if no Exchange Traded Instrument as described in (a) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in the DBLCI-OY Diversified ER™ would not be appropriate, an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in a currency other than U.S. Dollars; or

(c)	if no such Exchange Traded Instrument as described in (a) or (b) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument would not be appropriate, an Exchange Traded Instrument relating to any commodity in the same Group of Commodities as the relevant Index Commodity which is published in U.S. Dollars, in each case to replace the exchange instrument relating to the relevant Index Commodity, all as determined by the Index Sponsor.

In the case of (i) above, if an Index Disruption Event in relation to the relevant Index Commodity continues for the further period of five successive Exchange Business Days referred to therein, on the expiry of such period the provisions of (ii) above shall apply.

In the case of a replacement of an Exchange Traded Instrument as described in (ii) above, the Index Sponsor will make such adjustments to the methodology and calculation of the DBLCI-OY Diversified ER™ as it determines to be appropriate to account for the relevant replacement and will publish such adjustments in accordance with paragraph 7 (Publication of Closing Levels and Adjustments) below.

For the purposes of this Description:

“Closing Price” means, in respect of an Index Business Day, the closing price on the appropriate Exchange of the relevant Index Commodity.

“Exchange” means:

(a)	in respect of Light, Sweet Crude Oil (WTI), NYMEX;

(b)	in respect of Heating Oil, NYMEX;

(c)	in respect of RBOB Gasoline, NYMEX;

(d)	in respect of Natural Gas, NYMEX;

(e)	in respect of Brent Crude, ICE-UK;

(f)	in respect of Gold, COMEX;

(g)	in respect of Silver, COMEX;

(h)	in respect of Aluminum, LME;

(i)	in respect of Zinc, LME;

(j)	in respect of Copper Grade A, LME;

(k)	in respect of Corn, CBOT;

(l)	in respect of Wheat, CBOT;

(m)	in respect of Soybeans, CBOT; and

(n)	in respect of Sugar, ICE-US.

“Exchange Business Day” means, in respect of an Index Commodity, a day that is (or, but for the occurrence of an Index Disruption Event or Force Majeure Event would have been) a trading day for such Index Commodity on the relevant Exchange.

“Exchange Traded Instrument” means, in respect of an Index Commodity, an instrument for future delivery of that Index Commodity on a specified delivery date traded on the relevant Exchange.

“Group of Commodities” means each of energy, non-precious metals, precious metals and agricultural products. For the avoidance of doubt, Light, Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas and Brent Crude are energy, Aluminum, Zinc and Copper Grade A are non-precious metals, Gold and Silver are precious metals and Corn, Wheat, Soybeans and Sugar are agricultural products.

“Index Disruption Event” means, in respect of an Index Commodity or a related Exchange Traded Instrument, an event (other than a Force Majeure Event) that would require the Index Sponsor to calculate the Closing Price in respect of the relevant Index Commodity on an alternative basis were such event to occur or exist on a day that is an Exchange Business Day (or, if different, the day on which the Closing Price for such Exchange Traded Instrument for the relevant Index Business Day would, in the ordinary course, be published or announced by the relevant Exchange).

“Valid Date” means, in respect of an Index Commodity, a day which is an Exchange Business Day in respect of such Index Commodity and a day on which an Index Disruption Event in respect of such Index Commodity does not occur.

4. FORCE MAJEURE

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of this Description of the DBLCI-OY Diversified ER™ as it considers appropriate to determine any Closing Level on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the DBLCI-OY Diversified ER™ until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)	permanently cancel publication of the information relating to the DBLCI-OY Diversified ER™.

For the purposes of this Description:

“Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labour disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the DBLCI-OY Diversified ER™, any Index Commodity or any Exchange Traded Instrument.

5. INDEX SPONSOR

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

6. CHANGE IN THE METHODOLOGY OF THE DBLCI-OY DIVERSIFIED ER™

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the DBLCI-OY Diversified ER™, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the DBLCI-OY Diversified ER™ in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this Description of the DBLCI-OY Diversified ER™. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in accordance with paragraph 7 (Publication of Closing Levels and Adjustments) below.

7. PUBLICATION OF CLOSING LEVELS AND ADJUSTMENTS

The Index Sponsor will publish the Closing Levels of DBLCI-OY Diversified ER™ and the intra-day indicative Index level once every fifteen seconds throughout each trading day (NYSE Arca symbol: DBLCIX) (quoted in U.S. dollars) on the consolidated tape, Reuters and/or Bloomberg and on Deutsche Bank’s websites at http://www.dbfunds.db.com and http://index.db.com, or any successor thereto.

The Index Sponsor will publish any adjustments made to the DBLCI-OY Diversified ER™ on Deutsche Bank’s website at http://www.dbfunds.db.com and http://index.db.com or any successor thereto.

8. HISTORICAL CLOSING LEVELS

Set out below are certain closing levels back-calculated to the Base Date.

The following Closing Level Tables start from September 3, 1997 and reflect both the high and low values of the Index. Since January 2007, the historic data with respect to the closing prices of futures contracts of each of the Index Commodities originated from the exchanges where each underlying futures contract with respect to each Index Commodity was listed. The Index Sponsor has not independently verified the information extracted from these source(s). Prior to January 2007, publicly available information from Logical Information Machines (http://www.lim.com), Bloomberg, and Reuters was used to obtain the closing prices of the futures contracts of each of the Index Commodities. The Index calculation methodology and commodity futures contracts selection is the same before and after January 2007. Bloomberg and Reuters are the providers of The London Metal Exchange Limited’s, or the LME’s, metals data with respect to the historical closing prices of aluminum.

All references herein to the LME and to such historical closing prices are used with the permission of the LME and the LME has no involvement with and accepts no responsibility for either the Index or the Fund, the Fund’s suitability as an investment or either the Index’s future results or the Fund’s future performance.

The Index closing level is equal to the weighted sum of the market value of the commodity futures contracts of all Index Commodities. The market value of the commodity futures contracts of an Index Commodity is equal to the number of commodity futures contracts of an Index Commodity held multiplied by the commodity futures contracts closing price of an Index Commodity.

The weight of each Index Commodity is linked to the number of commodity futures contracts held of such Index Commodity and the price of commodity futures contracts of the Index Commodity. The weight of an Index Commodity is defined as the market value of the commodity futures contracts of the Index Commodity divided by the sum of all market values of all commodity futures contracts of the Index Commodities multiplied by 100%. The Index Commodity Weights Tables which follow reflect the range of the weightings with respect to each of the Index Commodities used to calculate the Index.

The Index rules stipulate the holding in each Index Commodity futures contract. Holdings in each Index Commodity change during the Index rebalancing periods as determined by the optimum yield roll rules.

Cautionary Statement–Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other commodities indices. In reviewing such information, prospective investors should consider that:

•

Changes in Closing Levels of the Index during any particular period or market cycle may be volatile. For example, the “worst peak-to-valley drawdown” of the Index, representing the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, is -55.04% and occurred during the period June 2008 through February 2009. The worst monthly drawdown of the Index during such period was -24.70%, and occurred in October 2008. See the Fund’s prospectus within the currently effective registration statement - “The Risks You Face”— “Price Volatility May Possibly Cause the Total Loss of Your Investment.”

•

Neither the fees charged by the Fund nor the execution costs associated with establishing futures positions in the Index Commodities are incorporated into the Closing Levels of the Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as the Fund, with an investment objective of tracking the Index.

•

The Index was established in January 2007, and is independently calculated by Deutsche Bank AG London, the Index Sponsor. The Index calculation methodology and commodity futures contracts selection is the same before and after January 2007, as described above. Accordingly, the Closing Levels of the Index, terms of the Index methodology and Index Commodities, reflect an element of hindsight at the time the Index was established. See the Fund’s prospectus within the currently effective registration statement—“The Risks You Face”— “You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “— “Fewer Representative Commodities May Result In Greater Index Volatility.”

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED IN THE FUND’S PROSPECTUS WITHIN THE CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER “THE RISKS YOU FACE”, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX – OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	103.35	92.60	-7.40%	-7.40%
1998	93.07	63.74	-30.22%	-35.38%
1999	88.04	60.62	34.94%	-12.80%
2000	123.09	85.21	24.43%	8.50%
2001	114.11	88.26	-16.62%	-9.54%
2002	115.96	88.19	25.81%	13.81%
2003	145.82	112.87	27.03%	44.58%
2004	217.09	144.58	36.68%	97.60%
2005	279.17	194.39	39.69%	176.03%
2006	343.18	273.89	9.73%	202.88%
2007	380.11	194.64	24.79%	277.95%
2008	538.39	228.67	-32.86%	153.77%
2009[6]	306.63	222.81	16.03%	194.46%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	103.91	94.17	-5.83%	-5.83%
1998	95.03	67.96	-26.74%	-31.01%
1999	98.49	65.09	41.46%	-2.41%
2000	144.25	95.46	32.04%	28.86%
2001	136.34	108.28	-13.67%	11.24%
2002	144.95	108.59	27.90%	42.27%
2003	184.10	141.63	28.34%	82.58%
2004	276.91	182.59	38.58%	153.03%
2005	365.39	248.99	44.21%	264.89%
2006	462.10	364.06	15.10%	320.00%
2007	550.99	282.18	30.49%	448.05%
2008	788.19	336.20	-31.92%	273.11%
2009[6]	451.31	327.67	16.17%	333.45%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 18.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™

	CL7		HO7		XB7		NG7		CO7		GC7		SI7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	12.5%	12.2%	12.5%	12.2%	13.0%	12.5%	5.8%	5.5%	12.7%	11.7%	7.8%	8.0%	2.2%	2.6%
1998	12.1%	11.7%	12.4%	12.1%	12.7%	11.6%	5.3%	5.3%	11.5%	10.9%	8.3%	8.9%	2.6%	2.2%
1999	13.3%	11.9%	12.9%	11.4%	13.5%	11.5%	5.0%	5.3%	13.2%	11.5%	7.5%	9.2%	2.0%	2.5%
2000	15.1%	12.9%	15.6%	12.5%	16.1%	13.0%	7.9%	5.0%	14.7%	12.8%	5.0%	7.6%	1.3%	2.0%
2001	12.5%	11.8%	12.3%	11.5%	12.3%	11.7%	6.7%	5.4%	12.3%	11.2%	7.7%	8.4%	1.9%	2.1%
2002	12.5%	12.3%	13.1%	11.8%	12.8%	12.2%	6.0%	4.2%	14.2%	12.0%	7.9%	8.6%	1.9%	2.2%
2003	12.8%	12.2%	12.7%	12.3%	12.5%	12.5%	5.7%	7.1%	12.5%	13.3%	7.9%	7.7%	2.1%	1.9%
2004	16.5%	12.6%	15.9%	12.4%	14.5%	12.4%	6.0%	5.7%	16.0%	12.4%	5.4%	8.0%	1.8%	2.2%
2005	12.6%	11.8%	14.6%	12.0%	16.1%	12.1%	6.7%	5.0%	13.4%	11.4%	6.2%	8.3%	1.4%	1.8%
2006	11.1%	11.4%	10.9%	11.1%	12.0%	11.5%	3.0%	3.9%	11.0%	11.4%	9.1%	8.7%	2.9%	2.3%
2007	12.4%	12.4%	12.5%	12.4%	12.6%	12.5%	5.0%	5.2%	12.3%	12.3%	7.6%	7.8%	1.8%	1.8%
2008	13.7%	11.3%	14.9%	11.4%	13.1%	11.3%	6.2%	5.5%	13.8%	11.5%	5.9%	10.0%	1.6%	2.3%
2009[6]	12.2%	9.8%	9.8%	8.9%	13.5%	10.5%	2.5%	4.1%	12.2%	9.8%	9.5%	13.3%	2.7%	3.6%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 18.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™

	AL7		LX7		LP7		C7		W7		S7		SB7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	3.9%	4.3%	3.6%	4.2%	3.7%	3.9%	5.8%	5.9%	5.4%	5.4%	5.7%	5.8%	5.4%	5.9%
1998	4.2%	4.4%	4.2%	4.7%	3.9%	4.1%	5.9%	6.2%	5.6%	5.7%	5.8%	6.0%	5.5%	6.1%
1999	4.2%	4.4%	4.2%	5.1%	4.2%	4.1%	5.2%	6.3%	4.9%	5.5%	5.2%	5.7%	4.9%	5.5%
2000	2.8%	4.5%	2.8%	4.4%	3.0%	4.3%	3.3%	5.4%	3.3%	5.2%	3.6%	5.5%	5.5%	5.0%
2001	4.5%	4.7%	3.8%	4.7%	4.1%	4.7%	5.3%	6.0%	5.5%	5.9%	5.0%	6.0%	6.1%	5.9%
2002	3.8%	4.7%	3.9%	4.6%	3.8%	4.9%	5.1%	5.7%	4.8%	5.8%	5.2%	5.8%	5.0%	5.2%
2003	4.1%	3.8%	4.2%	3.9%	4.2%	3.9%	5.3%	5.1%	5.4%	4.6%	5.5%	5.7%	5.2%	6.0%
2004	3.1%	4.2%	3.0%	4.3%	3.7%	4.4%	3.0%	5.4%	3.1%	5.4%	3.2%	5.8%	4.8%	4.9%
2005	3.3%	4.5%	3.9%	4.9%	4.7%	4.6%	3.5%	5.7%	4.0%	5.6%	4.3%	6.0%	5.3%	6.4%
2006	5.1%	4.7%	7.4%	5.2%	7.0%	4.9%	4.7%	5.6%	4.8%	5.7%	4.3%	5.3%	6.8%	8.4%
2007	3.7%	3.8%	3.6%	3.6%	3.9%	3.8%	5.9%	6.0%	6.3%	6.3%	6.3%	6.3%	6.0%	6.0%
2008	3.4%	3.9%	1.9%	5.0%	3.4%	4.1%	6.9%	5.5%	4.8%	6.2%	6.4%	5.8%	4.0%	6.4%
2009[6]	3.8%	3.5%	6.3%	5.3%	6.0%	4.4%	4.1%	6.2%	4.8%	6.7%	5.6%	6.2%	7.2%	7.6%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 18.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™

	CL7		HO7		XB7		NG7		CO7		GC7		SI7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	12.5%	12.2%	12.5%	12.2%	13.0%	12.5%	5.8%	5.5%	12.7%	11.7%	7.8%	8.0%	2.2%	2.6%
1998	12.1%	11.7%	12.4%	12.1%	12.7%	11.6%	5.3%	5.3%	11.5%	10.9%	8.3%	8.9%	2.6%	2.2%
1999	13.1%	11.9%	12.8%	11.4%	13.3%	11.5%	5.0%	5.3%	13.3%	11.5%	7.6%	9.2%	2.0%	2.5%
2000	15.1%	12.9%	15.6%	12.5%	16.1%	13.0%	7.9%	5.0%	14.7%	12.8%	5.0%	7.6%	1.3%	2.0%
2001	13.4%	11.8%	12.5%	11.5%	12.8%	11.7%	6.0%	5.4%	12.2%	11.2%	8.4%	8.4%	1.9%	2.1%
2002	12.5%	12.3%	13.1%	11.8%	12.8%	12.2%	6.0%	4.2%	14.2%	12.0%	7.9%	8.6%	1.9%	2.2%
2003	12.8%	12.2%	12.7%	12.3%	12.5%	12.5%	5.7%	7.1%	12.5%	13.3%	7.9%	7.7%	2.1%	1.9%
2004	16.5%	12.6%	15.9%	12.4%	14.5%	12.4%	6.0%	5.7%	16.0%	12.4%	5.4%	8.0%	1.8%	2.2%
2005	12.6%	11.8%	14.6%	12.0%	16.1%	12.1%	6.7%	5.0%	13.4%	11.4%	6.2%	8.3%	1.4%	1.8%
2006	11.1%	11.4%	10.9%	11.1%	12.0%	11.5%	3.0%	3.9%	11.0%	11.4%	9.1%	8.7%	2.9%	2.3%
2007	12.4%	12.4%	12.5%	12.4%	12.6%	12.5%	5.0%	5.2%	12.3%	12.3%	7.6%	7.8%	1.8%	1.8%
2008	13.7%	11.3%	14.9%	11.4%	13.1%	11.3%	6.2%	5.5%	13.8%	11.5%	5.9%	10.0%	1.6%	2.3%
2009[6]	12.2%	9.8%	9.8%	8.9%	13.5%	10.5%	2.5%	4.1%	12.2%	9.8%	9.5%	13.3%	2.7%	3.6%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 18.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™

	AL7		LX7		LP7		C7		W7		S7		SB7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997[5]	3.9%	4.3%	3.6%	4.2%	3.7%	3.9%	5.8%	5.9%	5.4%	5.4%	5.7%	5.8%	5.4%	5.9%
1998	4.2%	4.4%	4.2%	4.7%	3.9%	4.1%	5.9%	6.2%	5.6%	5.7%	5.8%	6.0%	5.5%	6.1%
1999	4.3%	4.4%	4.2%	5.1%	4.2%	4.1%	5.2%	6.3%	4.9%	5.5%	5.1%	5.7%	5.0%	5.5%
2000	2.8%	4.5%	2.8%	4.4%	3.0%	4.3%	3.3%	5.4%	3.3%	5.2%	3.6%	5.5%	5.5%	5.0%
2001	4.3%	4.7%	3.6%	4.7%	4.0%	4.7%	4.8%	6.0%	5.2%	5.9%	4.8%	6.0%	6.1%	5.9%
2002	3.8%	4.7%	3.9%	4.6%	3.8%	4.9%	5.1%	5.7%	4.8%	5.8%	5.2%	5.8%	5.0%	5.2%
2003	4.1%	3.8%	4.2%	3.9%	4.2%	3.9%	5.3%	5.1%	5.4%	4.6%	5.5%	5.7%	5.2%	6.0%
2004	3.1%	4.2%	3.0%	4.3%	3.7%	4.4%	3.0%	5.4%	3.1%	5.4%	3.2%	5.8%	4.8%	4.9%
2005	3.3%	4.5%	3.9%	4.9%	4.7%	4.6%	3.5%	5.7%	4.0%	5.6%	4.3%	6.0%	5.3%	6.4%
2006	5.1%	4.7%	7.4%	5.2%	7.0%	4.9%	4.7%	5.6%	4.8%	5.7%	4.3%	5.3%	6.8%	8.4%
2007	3.7%	3.8%	3.6%	3.6%	3.9%	3.8%	5.9%	6.0%	6.3%	6.3%	6.3%	6.3%	6.0%	6.0%
2008	3.4%	3.9%	1.9%	5.0%	3.4%	4.1%	6.9%	5.5%	4.8%	6.2%	6.4%	5.8%	4.0%	6.4%
2009[6]	3.8%	3.5%	6.3%	5.3%	6.0%	4.4%	4.1%	6.2%	4.8%	6.7%	5.6%	6.2%	7.2%	7.6%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 18.

All Statistics from July 31, 1998 to August 31, 2009.

VARIOUS STATISTICAL MEASURES	DBLCI-OY Diversified ER™[8,9]	DBLCI-OY Diversified TR™[8,9]	GSCI-TR10	RICI-TR11	DJ UBS-TR12
Annualized Changes to Index Level[13]	12.9%	16.4%	5.5%	10.2%	6.3%
Average rolling 3 month daily volatility[14]	18.8%	18.8%	24.0%	18.8%	16.5%
Sharpe Ratio[15]	0.53	0.71	0.10	0.38	0.20
% of months with positive change[16]	58%	62%	56%	60%	59%
Average monthly positive change[17]	4.9%	4.8%	5.9%	4.6%	3.9%
Average monthly negative change[18]	-3.9%	-4.1%	-5.7%	-4.4%	-4.0%

ANNUALIZED INDEX LEVELS[19]	DBLCI-OY Diversified ER™	DBLCI-OY Diversified TR™	GSCI-TR	RICI-TR	DJ UBS-TR
1 year	-32.7%	-32.5%	-51.5%	-39.2%	-33.5%
3 year	-2.2%	0.3%	-14.1%	-6.0%	-7.3%
5 year	9.9%	13.2%	-4.5%	1.8%	0.3%
7 year	15.0%	17.8%	2.7%	8.9%	5.5%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED IN THE FUND’S PROSPECTUS WITHIN THE CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER “THE RISKS YOU FACE”, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 18.

COMPARISON OF THE VARIOUS COMMODITIES INDICES20

(September 3, 1997 – August 31, 2009)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI –OY Diversified TR, DBLCI –OY Diversified ER, DBLCI –OY TR, DBLCI TR, GSCI– TR, RICI– TR, and DJUBS– TR and DBLCI –OY ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED IN THE FUND’S PROSPECTUS WITHIN THE CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER “THE RISKS YOU FACE”, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 18.

COMPARISON OF ANNUAL RETURNS OF THE VARIOUS COMMODITIES INDICES

(September 3, 1997 – August 31, 2009)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI –OY Diversified TR, DBLCI –OY Diversified ER, DBLCI –OY TR, DBLCI TR, GSCI– TR, RICI– TR, and DJUBS– TR and DBLCI –OY ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006 THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED IN THE FUND’S PROSPECTUS WITHIN THE CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER “THE RISKS YOU FACE”, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 18.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflect the change of the Index closing levels since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on September 3, 1997.

6.	Closing levels as of August 31, 2009.

7.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Total Return™ reflect the change in market value of the following underlying index commodities: (1) CL (Light, Sweet Crude Oil (WTI)), (2) HO (Heating Oil), (3) XB (RBOB Gasoline), (4) NG (Natural Gas), (5) CO (Brent Crude), (6) GC (Gold), (7) SI (Silver), (8) AL (Aluminum), (9) LX (Zinc), (10) LP (Copper Grade A), (11) C (Corn) , (12) W (Wheat), (13) S (Soybeans) and (14) SB (Sugar), on an optimum yield basis.

8.	“DBLCI–OY Diversified ER™” is the Deutsche Bank Liquid Commodity Index Optimum Yield Diversified Excess Return™ and “DBLCI–OY Diversified TR™” is the Deutsche Bank Liquid Commodity Index Optimum Yield Diversified Total Return™. The DBLCI–OY Diversified ER™ is calculated on an excess return basis, which is unfunded and reflects the change in market value of the underlying index commodities. The DBLCI–OY Diversified TR™ is calculated on a total return basis, which is funded and reflects the change in market value of the underlying index commodities and interest income from a hypothetical basket of fixed income securities. Both DBLCI–OY Diversified ER™ and DBLCI–OY Diversified TR™ are calculated to reflect rolling on an optimum yield basis. Optimum yield enables each of DBLCI–OY Diversified ER™ and DBLCI–OY Diversified TR™ to rollover to the futures contract which generates the highest ‘roll yield,’ rather than select a new future based on a fixed schedule (e.g. monthly). The result will tend to maximize the benefits of rolling in backwardated markets and minimize the loss from rolling in contangoed markets.

9.	If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the DBLCI–OY Diversified ER™ and underperform the DBLCI–OY Diversified TR™. The only difference between the DBLCI–OY Diversified ER™ and the DBLCI–OY Diversified TR™ is that the DBLCI–OY Diversified ER™ does not include interest income from a hypothetical basket of fixed income securities while the DBLCI–OY Diversified TR™ does include such a component. The difference between the DBLCI–OY Diversified ER™ and the DBLCI–OY Diversified TR™ is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If the Fund’s interest income from its holdings of fixed-income securities exceeds the Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to track closely the DBLCI–OY Diversified ER™. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, the Fund’s total return is expected to outperform the DBLCI–OY Diversified ER™ by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the DBLCI–OY Diversified TR™. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the total return on an investment in the Fund is expected to underperform the DBLCI–OY Diversified ER™.

10.

“GSCI – TR” is the S&P GSCI Commodity Index® calculated on a total return basis. The GSCI is designed to provide investors with a reliable and publicly available benchmark for investment in the commodity market. The GSCI is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. In turn, the GSCI provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets.

11.	“RICI – TR” is the Rogers International Commodity Index calculated on a total return basis. RICI represents the value of a basket of commodities employed in the global economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including crude oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of its launch in 1998 there were thirty-five different contracts represented in the Index. As of 2009, the Index represents thirty six different contracts. The value of each component is based on monthly closing prices of the corresponding futures and/or forward contracts, each of which is valued as part of a fixed-weight portfolio. The RICI-TR Index was developed to be an effective measure of the price action of raw materials on a worldwide basis. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents “diversification” and the global coverage of those contracts reflects the current state of international trade and commerce.

12.

“DJ UBS – TR” is the Dow Jones—UBS Commodity IndexSM calculated on a total return basis. The DJ UBS is designed to be a highly liquid and diversified benchmark for the commodity futures market. The DJ-UBS is composed of futures contracts on 19 physical commodities. The DJ-UBS is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). An Oversight Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ-UBSCI Handbook. Committee members are drawn from the academic, financial and legal communities. The most recent Oversight Committee meeting took place in August 2008, with changes in index composition effective January 2009.

13.	“Annualized Changes to Index Level” reflect the change to the level of the applicable index level on an annual basis as of December 31 of each applicable year.

14.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

15.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in all the Sharpe Ratio calculations was assumed to be 3.01%.

16.	“% of months with positive change” during the period from inception to August 31, 2009.

17.	“Average monthly positive change” during the period from inception to August 31, 2009.

18.	“Average monthly negative change” during the period from inception to August 31, 2009.

19.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7 years).

20.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Total Return™ reflect the change in market value of the following underlying index commodities: CL (Light, Sweet Crude Oil), HO (Heating Oil), GC (Gold), AL (Aluminum), C (Corn) and W (Wheat) on an optimum yield basis. “DBLCI–TR™” is the Deutsche Bank Liquid Commodity Index–Total Return™. DBLCI–TR™ is composed of the same index commodities as both DBLCI–OYER™ and DBLCI–OYTR™ and is calculated on a total return basis. Unlike the DBLCI–OYER™ and DBLCI–OYTR™, each of which are rolled on an optimum yield basis, DBLCI–TR™ rolls both CL and HO on a monthly basis and GC, AL, C and W on an annual basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED IN THE FUND’S PROSPECTUS WITHIN THE CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER “THE RISKS YOUR FACE”, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR WILL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION, (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE, (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE, OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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